EXHIBIT 10.2

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amended and Restated Executive Employment Agreement (this “Agreement”) dated as of the 5th day of October, 2007 is by and between United Fuel & Energy Corporation, a Nevada corporation (“Employer”), and Charles McArthur (“Employee” and, together with Employer, the “Parties” and each individually, a “Party”). This Agreement will become effective as of January 1, 2008 (the “Commencement Date”).

RECITALS:

A. Employer and Employee are each a party to that certain Executive Employment Agreement dated September 2, 2005 (the “Original Agreement”).

B. This Agreement is intended to amend and restate the Original Agreement as of the Commencement Date. Prior to the Commencement Date, this Agreement shall have no force or effect and the terms of the Original Agreement shall continue to apply to the employment relationship between the Employer and the Employee.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Party agrees as follows:

1. Employment Term. This Agreement will remain in effect from the Commencement Date and shall end on the date that is the third anniversary of the Commencement Date unless this Agreement is earlier terminated in accordance with its express terms (the “Initial Term”); provided, however, that upon the expiration of the Initial Term, and on each anniversary of the Commencement Date thereafter, the term of this Agreement shall automatically extend for an additional one-year term (each a “Renewal Term,” and together with the Initial Term, the “Employment Term”) unless (a) either Party gives the other Party four (4) months’ notice of its desire not to extend this Agreement prior to the expiration of the Initial Term or Renewal Term, as applicable, or (b) this Agreement is earlier terminated in accordance with its express terms.

2. Responsibilities and Authority. Employer hereby employs Employee to serve as its President and Chief Executive Officer. In such capacity, Employee will have such duties and responsibilities as determined by Employer’s Board of Directors (the “Board”) consistent with the Employer’s Bylaws. If requested by Employer, Employee will serve as an officer or director of Employer or any subsidiary of Employer without additional compensation.

3. Acceptance of Employment and Other Activities. Employee accepts employment, and Employer acknowledges Employee’s other activities as follows:

3.1 Acceptance of Employment. Employee accepts employment by Employer on the terms and conditions herein provided and agrees, subject to the terms of this Agreement, to devote all of Employee’s full business time to Employer’s affairs. Employee shall not, during the term of this Agreement: engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) which might interfere with Employee’s duties and responsibilities hereunder. The foregoing limitations shall not be construed to prohibit Employee from (i) owning less than 5% of the equity interests of any person or company having a class of equity interests actively traded on a national securities exchange or over-the-counter market; (ii) making personal investments in such form or manner as will neither require Employee’s services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 7 hereof; or (iii) owning non-operating oil and gas interests (including working interests) in properties where the operator of such property may call upon Employer or its affiliates to provide goods and services; provided, however, in such instances where the operator of such a property calls upon Employer or its affiliates to provide goods and services, Employee will notify the members of the Employer’s audit committee of the board of directors and will refrain from negotiating the price or terms of such goods or services to be provided by Employer and will delegate such responsibility, if any, to other senior management. Employer acknowledges that Employee will from time-to-time serve on the boards of philanthropic organizations or of public or private companies that do not compete against the Employer or its affiliates; provided that such service does not interfere with Employee’s duties and responsibilities hereunder. Accordingly, the foregoing limitations shall not be construed to prohibit Employee from serving on the boards of philanthropic organizations or of public or private companies that do not compete against the Employer or its affiliates, provided that such service does not violate Section 7 hereof or otherwise interfere with Employee’s duties and responsibilities hereunder, and provided further that in instances where such philanthropic organization or public or private companies call upon the Employer or its affiliates to provide goods or services, Employee will notify the members of the Employer’s audit committee of the board of directors and will refrain from negotiating the price or terms of such goods or services to be provided by Employer and will delegate such responsibility, if any, to other senior management. The determination of whether a particular activity of the Employee violates this provision rests solely with the discretion of the Board.

4. Compensation and Benefits. As compensation for Employee’s services hereunder, Employee will be entitled to the following:

4.1 Base Salary. From and after the Commencement Date, Employee will receive a base salary at the rate of $325,000 per annum (“Base Salary”). On each of January 1, 2008, 2009 and 2010, Employee shall be eligible to receive up to a $25,000 raise at the discretion of the compensation committee of the Board (the “Compensation Committee”). The Base Salary will be paid in substantially equal installments in accordance with Employer’s regular payroll practices, as in effect from time to time, and subject to all appropriate withholdings.

4.2 Bonus. Employee shall be eligible to receive a cash bonus on an annual basis equal to up to 100% of Employee’s Base Salary in the event that Employee meets certain performance criteria established in advance in writing by the Compensation Committee for such year (“Performance Criteria”). Additional bonuses may be paid to Employee at such times and in such amounts as may be determined in the sole discretion of the Compensation Committee. If awarded, payment of all bonuses will be subject to all appropriate withholdings.

4.4 Restricted Stock Grants. In addition to stock options previously granted to Employee under Employer’s stock option plan, Employee shall be eligible to receive annual restricted stock grants for up to 150,000 shares of common stock of Employer each (at the discretion of the Compensation Committee). The restrictions on each grant shall lapse in four equal installments on the 6, 12, 18 and 24-month anniversaries of each such grant. Any such restricted stock grants made will occur following the completion of the audit of Employer’s financial statements for the year which is the basis for the grant being issued.

4.5 Benefits. Employee will be entitled to receive the benefits specified on Exhibit A (“Benefits”).

4.6 Expense Reimbursement. Employer will reimburse Employee for all expenses reasonably incurred or paid by Employee in direct connection with the performance of Employee’s services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as Employer may from time to time reasonably require or request (“Reimbursable Expenses”), subject to approval by the audit committee of the Board at the discretion of the audit committee of the Board.

5. Termination; Payments upon Termination. This Agreement may be terminated upon the following terms:

5.1 Termination Upon Death. If Employee should die during the Employment Term, this Agreement will terminate on the date of death. All Base Salary through such date and any amounts owed for Reimbursable Expenses that Employee incurs through such date, as well as any previously awarded but unpaid bonuses, will be paid to Employee’s designated beneficiary as promptly as practicable following the date of death. All restrictions on any restricted stock grants issued to Employee hereunder shall lapse. Employer shall provide, at its expense, health insurance coverage to Employee’s spouse and dependent children until the first anniversary of Employee’s death. All other Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally, or otherwise required by Law, terminate on the date of death.

5.2 Termination Upon Disability. This Agreement shall automatically terminate upon the Employee’s Disability. The Base Salary will continue to be paid to Employee through the date of Disability, and any amounts owed for Reimbursable Expenses that Employee incurs through such date and any previously awarded but unpaid bonuses will be paid as promptly as practicable following such date. In such event of Employee’s Disability, Employer will also continue to pay Employee the Base Salary in effect at the time of such Disability for a period of 6 months following the date of Disability. All restrictions on any restricted stock grants issued to Employee hereunder shall lapse. Employer shall provide, at its expense, life and health insurance coverage to Employee for six months following the date of Disability. All other Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally, or otherwise required by Law, terminate on the date of termination. “Disability” means (i) Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employee’s of Employer; (iii) Employee is determined to be totally disabled by the Social Security Administration; or (iv) Employee is determined to be disabled in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury Regulation Section 1.409A-3(i)(4). If a disagreement arises between Employee and Employer as to whether Employee is suffering from Disability, such issue will be determined by a physician designated by Employer. If Employee disagrees with the conclusion of such physician, then such physician and Employee’s physician will choose a mutually acceptable physician to make such determination.

5.3 Termination by Employer For Cause. Employer will be entitled to terminate Employee’s employment at any time for Cause. The Base Salary will continue to be paid to Employee through the date of termination, and any amounts owed for Reimbursable Expenses that Employee incurs through such date and any previously awarded but unpaid bonuses will be paid as promptly as practicable to Employee following termination. All restricted stock grants issued to Employee hereunder still subject to restrictions shall be forfeited. All Benefits will, unless otherwise required by Law, terminate on the date of termination. “Cause” will constitute any one of the following:

(a) Employee’s continued failure to substantially perform Employee’s duties and responsibilities (other than a failure resulting from a Disability);

(b) Employee’s engaging in willful, reckless, or grossly negligent misconduct that is materially injurious to Employer, monetarily or otherwise;

(c) Employee’s commission of a felony or a crime involving moral turpitude;

(d) Employee’s breach of this Agreement and failure to cure such breach within thirty (30) days from the date that Employer gives notice thereof to Employee identifying the provision of this Agreement that Employer determined has been breached; or

(e) Employee’s commission of fraud, misappropriation, or personal dishonesty.

5.4 Termination by Employer Without Cause. Employer may at any time terminate Employee’s employment without Cause. In such event, the Base Salary will continue to be paid through such the date of termination, and any amounts owed for Reimbursable Expenses that Employee incurs through such date and any previously awarded but unpaid bonus will be paid to Employee promptly following termination. In addition, Employer will also continue to pay Employee, as severance, the Base Salary in effect at the time of such termination for the remainder of the Employment Term in monthly installments; provided, however, that if Employee is determined on the date of termination to be a “specified employee” for purposes of Section 409A of the Internal Revenue Code, then such monthly payments of Base Salary for the remainder of the Employment Term will not commence until the earlier of: (i) the first day of the seventh month after the month the Employee was terminated; or (ii) the Employee’s death; and such monthly payments will then continue for an additional six months following the end of the Employment Term. All restrictions on any restricted stock grants issued to Employee hereunder shall lapse. Employer shall provide, at its expense, life and health insurance coverage to Employee for the remainder of the Employment Term; provided, however, that if Employee is determined on the date of termination to be a “specified employee” for purposes of Section 409A of the Internal Revenue Code, then such continuation of life and health insurance coverage will be limited to the period during which the Employee would be entitled, but for the terms of this Agreement, to continuation of coverage under the federal law knows as COBRA. All other Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally or otherwise required by Law, terminate on the date of termination.

5.5 Termination by Employee For Good Reason. Employee will be entitled to terminate Employee’s employment at any time for Good Reason. In such event, the Base Salary will continue to be paid through the date of termination, and any amounts owed for Reimbursable Expenses that Employee incurs through such date and any previously awarded but unpaid bonus will be paid to Employee promptly following termination. In addition, Employer will also continue to pay Employee, as severance, the Base Salary in effect at the time of such termination for the remainder of the Employment Term in monthly installments; provided, however, that if Employee is determined on the date of termination to be a “specified employee” for purposes of Section 409A of the Internal Revenue Code, then such monthly payments of Base Salary for the remainder of the Employment Term will not commence until the earlier of: (i) the first day of the seventh month after the month the Employee was terminated; or (ii) the Employee’s death; and such monthly payments will then continue for an additional six months following the end of the Employment Term. All restrictions on any restricted stock grants issued to Employee hereunder shall lapse. Employer shall provide, at its expense, life and health insurance coverage to Employee for the remainder of the Employment Term; provided, however, that if Employee is determined on the date of termination to be a “specified employee” for purposes of Section 409A of the Internal Revenue Code, then such continuation of life and health insurance coverage will be limited to the period during which the Employee would be entitled, but for the terms of this Agreement, to continuation of coverage under the federal law knows as COBRA. All other Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally or otherwise required by applicable law, terminate on the date of termination. For purposes of this Agreement, “Good Reason” shall exist upon the occurrence of any of the following events or matters, in each case without Employer first being in receipt of Employee’s written consent thereto, and the period of time within which Employee shall be required to exercise a Good Reason termination of service shall be 90 days, measured from the date upon which he is notified by Employer of such occurrence, or, with respect to the matter identified in clause (b) below, from the date upon which Employee notifies Employer in writing of his belief that a material breach has occurred:

(a) a material adverse change in, or a substantial elimination of the duties and responsibilities of Employee;

(b) a material breach by Employer of its obligations hereunder;

(c) the relocation of the Employer’s principal executive offices or Employee’s own office location to a location outside of Midland, Texas; or

(d) a reduction in Employee’s Base Salary.

5.6 Termination by Employee Without Good Reason. Employee may at any time terminate Employee’s employment without Good Reason. In such event, the Base Salary will continue to be paid to Employee through the date of termination, and any amounts owed for Reimbursable Expenses that Employee incurs through such date and any previously awarded but unpaid bonuses will be paid to Employee following termination. All restricted stock grants issued to Employee hereunder still subject to restrictions shall be forfeited. All Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally or otherwise required by applicable law, terminate on the date of termination.

5.7 Effect of Termination. Except as expressly provided in this Section 5 and except for the obligations set forth in Section 6 and Section 7, all further obligations of the Parties under this Agreement will terminate upon termination of Employee’s employment with Employer.

6. Restrictive Covenants. Employee hereby acknowledges that, as a result of Employee’s employment by Employer hereunder, Employee will receive special insight into the operations of Employer’s and/or Employer’s Affiliates’ businesses and other related matters, and will obtain access to such Persons’ Confidential Information and business and professional contacts. In consideration of such special and unique opportunities afforded by Employer and its Affiliates to Employee as a result of Employee’s employment, the Employee hereby agrees that Employee will not:

6.1 From the Commencement Date until two (2) years after Employer or any of its Affiliates no longer employs Employee (the date on which such Person no longer employs Employee is hereinafter referred to as the “Employment Termination Date”), directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor, or Equity Interest holder of, or lender to, any Person or business, engage in any business that is in competition with any business in which Employer or any of its Affiliates is engaged as of the Employment Termination Date (a “Competitive Business”), and that is within a 150-mile radius of Midland, Texas or a 100-mile radius of any other location at which Employer or any of its Affiliates engages in such business at the time Employee commences to engage in such competitive activity.

6.2 From the Commencement Date until two (2) years after the Employment Termination Date, directly or indirectly (a) induce any Person that is a customer of Employer, any Acquired Entity, or any of their Affiliates to enter into any Contract with or otherwise patronize any business directly or indirectly in competition with the Competitive Business conducted by Employer or any of its Affiliates; (b) canvass, solicit, or accept from any Person who is a customer of Employer or any of its Affiliates any such Competitive Business; or (c) request or advise any Person who is a customer, vendor, or lessor of Employer or any of its Affiliates, to withdraw, curtail, or cancel any such customer’s, vendor’s, or lessor’s business with Employer or any of its Affiliates; provided, however, that a general solicitation or advertisement originating outside of, and not specifically targeted to or reasonably expected to target, the territory as to which Employee is restricted from engaging in such competitive business as provided above under this Agreement at such time, will not be deemed in and of itself to violate the prohibitions of (a) or (b) of this Section 6.2.

6.3 From the Commencement Date until two (2) years after the Employment Termination Date, directly or indirectly (i) solicit for employment or other similar relationship with Employee, any of Employee’s Affiliates or any other Person, any employee of Employer or any of its Affiliates, or any person who was an employee of Employer or any of its Affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person (a) whose employment was terminated by the applicable Person, or (b) who independently responded to a general solicitation for employment by Employee or Employee’s Affiliate; or (ii) induce, or attempt to induce, any employee of Employer or any of its Affiliates, to terminate such employee’s employment relationship with such Person.

6.4 Employee will not use for Employee’s personal benefit, disclose, communicate, divulge to, or use for the direct or indirect benefit of any Person other than Employer or any of its Affiliates any of such Persons’ Confidential Information. This Section 6.4 will apply during and after the period when Employee is an employee of Employer or any of its Affiliates and will be in addition to (and not a limitation of) any legally applicable protections of Employer’s interest in Confidential Information, trade secrets and the like.

6.5 Notwithstanding the foregoing, the beneficial ownership of less than 5% of the equity interests of any person having a class of equity interests actively traded on a national securities exchange or over-the-counter market will not be deemed, in and of itself, to breach the prohibitions of this Section 6. Employee agrees and acknowledges that the restrictions in this Section 6 are reasonable in scope and duration and are necessary to protect Employer and its Affiliates after the Commencement Date. If any provision of this Section 6, as applied to either Party or to any circumstance, is adjudged by a court of competent jurisdiction or arbitrator not to be enforceable in accordance with its terms, the same will in no way affect any other circumstance or the enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held not to be enforceable in accordance with its terms because of the duration of such provision, the area covered thereby, or the scope of the activities covered, the Parties agree that the court of competent jurisdiction or arbitrator making such determination will have the power to reduce the duration, area, and/or scope of activities of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable in accordance with its terms and will be enforced. The Parties agree and acknowledge that the Breach of any provision of this Section 6 will cause irreparable Damage to Employer and its Affiliates and upon Breach of any provision of this Section 6, Employer and its Affiliates will be entitled to injunctive relief, specific performance, or other equitable relief without bond or other security; provided, however, that the foregoing remedies will in no way limit any other remedies that Employer or its Affiliates may have. Further, Employee agrees to the jurisdiction of any state or federal court sitting in Midland, Texas for the enforcement of this Section 6. Employer may, without notifying Employee, notify any subsequent employer of Employee of Employee’s rights and obligations under this Section 6.

7. Conflicts of Interest.

7.1 Employee represents to Employer as follows: (a) there are no restrictions, agreements, or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee’s execution or performance of this Agreement, and (b) Employee does not have any business or other relationship that create a conflict between the interests of Employee and Employer.

7.2 Employee recognizes and agrees that Employee owes Employer and its Affiliates a fiduciary duty of loyalty, fidelity, and allegiance to act at all times in the best interests of Employer and its Affiliates and to do no act which might injure the business, interests, or reputation of Employer or any of its Affiliates. Employee’s duty of loyalty will extend throughout the Employment Term and will continue following termination of this Agreement to the extent recognized by Law. Employee will not knowingly become involved in a conflict between his personal interests and those of Employer or any of its Affiliates, and, upon discovery thereof, will not willfully allow such conflict of interest to continue. Employee agrees to disclose in writing to Employer any facts that could reasonably be expected to involve a material conflict of interest upon Employee’s conscious awareness that such a material conflict could exist. Employee recognizes that it is impossible to provide an exhaustive list of actions or activities that constitute or might constitute a conflict of interest, but recognizes that these actions or activities may include the following:

(a) ownership of more than a 1% interest in any supplier, contractor, customer, or other person that does business with Employer or any of its affiliates;

(b) acting in any capacity, including as a director, officer, employee, partner, consultant, or agent, for any supplier, contractor, customer, or other person that does business with Employer or any of its affiliates;

(c) acceptance, directly or indirectly, of payments, services, or loans (other than entertainment, gifts, or other sales incentives that may be furnished in the ordinary course of business) from a supplier, contractor, customer, or other person that does business with Employer or any of its affiliates;

(d) misuse or disclosure of information of any kind obtained through Employee’s relationship with Employer; and

(e) appropriation by Employee or diversion to any other person, directly or indirectly, of any business opportunity in which it is known or could reasonably be anticipated that Employer or its affiliates would be interested.

In further recognition of the fiduciary duties Employee owes to Employer and its Affiliates, Employee agrees that all documentation that Employee provides to Employer will be accurate in all material respects, when taken as a whole and in light of the circumstances in which it was made.

8. Indemnification; Insurance.

8.1 Insurance Provided by Employer. Employer shall maintain a directors and officers liability insurance policy covering all directors and officers of Employer, including Employee, which insurance policy shall provide adequate insurance coverage (including defense costs) for each of such persons, as shall be approved by the Board; in no event, however, shall such coverage amount be less than $15,000,000 in the aggregate.

8.2 Indemnification of Employee. To the extent not covered by directors and officers liability insurance coverage as required in Section 8.1 hereof, in the event Employee is made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by Employer against Employee), by reason of the fact that Employee is or was performing services under this Agreement, or is alleged to have been performing services under this Agreement, then Employer shall indemnify, defend and hold harmless Employee against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and Employer are made a party to the same third party action, complaint, suit, or proceeding, the Employer will engage competent legal representation, and Employee will use the same representation, provided that if counsel selected by the Employer shall have a conflict of interest that prevents such counsel from representing Employee, then the Employer may engage separate counsel on Employee's behalf, and subject to the provisions of this Section 8, the Employer will pay all attorneys' fees of such separate counsel.

9. Miscellaneous.

9.1 Entire Agreement. This Agreement and the certificates, documents, instruments and writings that are delivered pursuant hereto constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions. Except as expressly contemplated hereby and except for Employer’s Affiliates, each of which will be deemed a third party beneficiary of all obligations of Employee under this Agreement, there are no third party beneficiaries having rights under or with respect to this Agreement.

9.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Employer and Employee; provided, however, that Employer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Employer nonetheless will remain responsible for the performance of all of its obligations hereunder).

9.4 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Employer:

Attn: Bobby Page, Corporate Secretary
405 N. Marienfeld, Third Floor
Midland, Texas 79701
Tel: (432) 571-8000
Fax: (432) 571-8099

with a copy (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
Attn: Will Liebmann
300 Convent Street, Suite 1500
San Antonio, Texas 78205
Tel: (210) 281-7000
Fax: (210) 224-2035

If to Employee:

Charles McArthur
__________________________
Tel: ______________________
Fax: ______________________

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.5 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Party will be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any state or federal court sitting in Midland, Texas, in addition to any other remedy to which they may be entitled at Law or in equity.

9.6 Submission to Jurisdiction; No Jury Trial.

(a) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Midland, Texas in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

(b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS BETWEEN THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including Contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

9.7 Time. Time is of the essence in the performance of this Agreement.

9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

9.9 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

9.10 Governing Law. This Agreement and the performance of the Parties’ obligations hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of Law principles.

9.11 Amendments and Waivers. No amendment, modification, replacement, termination, or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or Breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

9.12 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court of competent jurisdiction or arbitrator not to be enforceable in accordance with its terms, the Parties agree that the court of competent jurisdiction or arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

9.13 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

9.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

9.15 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

9.16 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

9.17 Electronic Signatures.

(a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et. seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed this Agreement or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate this Agreement or such other document contemplated.

(b) Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EMPLOYER:

UNITED FUEL & ENERGY CORPORATION

By:	/s/ Thomas E. Kelly
Name:	Thomas E. Kelly
Title:	Chairman

EMPLOYEE:

/s/ Charles McArthur
CHARLES McARTHUR

EXHIBIT A

Description of Benefits

Four weeks’ paid vacation per annum.

Car allowance of $1,000 per month.